Registration No. 333-74604

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 2

                            PRO-PHARMACEUTICALS, INC.
                 (Name of Small Business Issuer in its Charter)


          Nevada                        8731                     04-3562325
(State or other jurisdiction      (Primary Standard           (I.R.S. Employer
     of incorporation or      Industrial Classification      Identification No.)
       organization)                 Code Number)


                           189 Wells Avenue, Suite 200
                           Newton, Massachusetts 02459
                                 (617) 559-0033
                        (Address and Telephone Number of
                          Principal Executive Offices)

                               David Platt, Ph.D.
                      President and Chief Executive Officer
                            Pro-Pharmaceuticals, Inc.
                           189 Wells Avenue, Suite 200
                           Newton, Massachusetts 02459
                                 (617) 559-0033
                       (Name, Address and Telephone Number
                              of Agent for Service)

                                 with copies to:

                             Jonathan C. Guest, Esq.
                           Perkins, Smith & Cohen, LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 854-4000

      Approximate date of re-commencement of proposed sale to the public: As soon as possible after this Post-Effective No. 2 to the Form SB-2 Registration Statement is declared effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]


                         CALCULATION OF REGISTRATION FEE

 Title of Each Class of         Number of           Proposed Maximum       Proposed Maximum
    Securities to be       Units/Shares to be      Offering Price per     Aggregate Offering          Amount of
       Registered            Registered (1)             Unit (2)               Price (3)        Registration Fee (3)
     Common Stock,
    $.001 par value             2,650,462                $3.50                $9,276,617               $2,811*

(1) Total represents 1,428,572 shares of Common Stock to be offered by the Registrant and up to 1,221,890 already issued shares of the Common Stock of the Registrant to be offered by selling security holders of the Registrant. In the event of a stock split, stock dividend or similar transaction involving the Common Stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Represents proposed maximum price per share of Common Stock to be offered by the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on proposed maximum offering price per share of Common Stock to be offered by the Registrant.

* Filing fees were paid with respect to all of the shares of common stock at the time of the initial filing of the Company's Form SB-2 registration.

                                  ------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            PRO-PHARMACEUTICALS, INC.

                    Deregistration of 1,242,573 Unsold Shares


      This Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 (Registration No. 333-74604) effective December 12, 2001, as amended by Post-Effective Amendment No. 1 effective April 30, 2002, removes from registration 1,242,573 shares of our common stock which remained unsold at the termination of our "best efforts" offering of these shares as of the close of business on June 11, 2002.

      The offering of 1,221,890 of our shares by the selling stockholders identified in the prospectus contained within the Registration Statement is still ongoing.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Newton, Massachusetts on June 28, 2002.

                                        PRO-PHARMACEUTICALS, INC.
                                        Registrant

                                        By: /s/ David Platt
                                            -----------------------------
                                            Name:   David Platt, Ph.D.
                                            Title:  President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                            Title                            Date
        ---------                            -----                            ----

/s/ David Platt                  President, Chief Executive Officer,      June 28, 2002
---------------------------      Treasurer, Secretary and Director
David Platt, Ph.D.               (Principal Executive, Financial and
                                 Accounting Officer)

*                                Director                                 June 28, 2002
---------------------------
James C. Czirr

*                                Director                                 June 28, 2002
---------------------------
Peter L. Hauser

*                                Director                                 June 28, 2002
---------------------------
Burton C. Firtel

*                                Director                                 June 28, 2002
---------------------------
Dale H. Conaway, D.V.M.

*                                Director                                 June 28, 2002
---------------------------
David H. Smith

*                                Director                                 June 28, 2002
---------------------------
Edgar Ben-Josef, M.D.
*  By David Platt,
     attorney-in-fact


                                       2